United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 October 1, 2007
                                (Date of Report)

                             Vella Productions Inc.
             (Exact name of registrant as specified in its charter)

    Nevada                         333-137134                    71-1021813
  (State of                     (Commission File                (IRS Employer
incorporation)                       Number)                 Identification No.)

                  999 3rd Avenue, Suite 3800 Seattle, WA 98104
          (Address of principal executive offices, including zip code)

                                 (206) 224-3725
              (Registrant's telephone number, including area code)
                                       N/A
         (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

      On October 1, 2007, Vella Productions Inc. (the "Registrant") entered into an agreement and plan of merger with its wholly-owned subsidiary, VLLA Merger Sub, Inc., and each of Guoxi Holding Limited ("GHL"), Hua-Cai Song, Fu-Lan Chen, Mei-Ling Chen, Cheng-Qing Luo, Mei-Qing Zhang, Song-Mao Cai, Shenzhen Hua Yin Guaranty & Investment Company Limited, Top Good International Limited, Total Giant Group Limited, Total Shine Group Limited, Sure Believe Enterprises Limited, Think Big Trading Limited, Huge Step Enterprises Limited and Billion Hero Investments Limited (the "Merger Agreement"). A copy of the Merger Agreement is being filed as Exhibit 10.2 to this Current Report.

      The transaction described in the Merger Agreement is referred to in this Current Report as the "Merger Transaction." A summary of the Merger Transaction, as well as the material terms and conditions of the Merger Agreement, are set forth below, but such summary is qualified in its entirety by the terms and conditions of the Merger Agreement, which are incorporated herein by this reference.

      1. The Parties to the Merger Agreement

      Prior to the completion of the Merger Transaction on October 1, 2007, VLLA Merger Sub, Inc. was a Nevada corporation and a wholly owned subsidiary of the Registrant.

      Guoxi Holding Limited ("GHL") is a corporation formed on July 28, 2006 under the laws of the British Virgin Islands. GHL owns all of the issued and outstanding stock and ownership of Jiangxi Xi Cheong Lacquer, Inc. Additional information about GHL and Jiangxi Xi Cheong Lacquer, Inc., including audited financial statements for the past two fiscal years and the six months ended June 30, 2007, is contained elsewhere in this Current Report (see Section 9.01 "Financial Statements").

      Prior to the completion of the Merger Transaction on October 1, 2007, Hua-Cai Song, Fu-Lan Chen, Mei-Ling Chen, Cheng-Qing Luo, Mei-Qing Zhang, Song-Mao Cai, Shenzhen Hua Yin Guaranty & Investment Company Limited, Top Good International Limited, Total Giant Group Limited, Total Shine Group Limited, Sure Believe Enterprises Limited, Think Big Trading Limited, Huge Step Enterprises Limited and Billion Hero Investments Limited were the shareholders of GHL (the "GHL Shareholders"). In addition, Hua-Cai Song is the president and sole director of GHL.

      2. The Merger Transaction

      Pursuant to the Merger Agreement, GHL merged with VLLA Merger Sub, Inc, with GHL as the surviving entity. As a result of the Merger Transaction, GHL became a wholly-owned subsidiary of the Registrant, which, in turn, made the Registrant the indirect owner of the operating company subsidiary of GHL, Jiangxi Xi Cheong Lacquer, Inc.


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

      3. The Merger Consideration

      Under the Merger Agreement, in exchange of surrendering their shares in GHL, the GHL Shareholders received an aggregate of (i) 68,900,000 newly-issued shares of the Registrant's common stock, par value $.001 per share (the "Common Stock") and (ii) $14,334,500, in the form of promissory notes payable on or before the first year anniversary of the Merger Transaction. Consideration shall be distributed pro ratably among the GHL Shareholders in accordance with their respective ownership interests in GHL immediately before the completion of the Merger Transaction. The form of the promissory note is attached as an exhibit to the Merger Agreement.

      4. The Merger Agreement; Effective Date

      The Merger Agreement was executed on October 1, 2007 and contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration, the process of exchanging the consideration and the effect of the merger. The Merger Agreement contains reciprocal indemnification provisions that provide for indemnification in the event of a breach of a representation or warranty. The indemnification provisions survive the closing of the Merger Transaction for 18 months.

      The Articles of Merger were filed with the State of Nevada on October 2, 2007, the effective date of the Merger Transaction.

      5. Material Relationships

      There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      On October 1, 2007, the Registrant entered into the Merger Agreement, pursuant to which the Registrant completed the Merger Transaction and acquired GHLfrom the GHL Shareholders and thereby indirectly acquired GHL's Chinese operating subsidiary companies. Further information about the Merger Agreement and the Merger Transaction is provided above under Item 1.01 of this Current Report.

      The Articles of Merger were filed with the State of Nevada on October 2, 2007, the effective date of the Merger Transaction.

      In exchange for transferring GHL to the Registrant, the GHL Shareholders received an aggregate of 68,900,000 newly-issued shares of the Registrant's Common Stock and $14,334,500, which consideration was distributed pro ratably among the GHL Shareholders in accordance with their respective ownership interests in GHL immediately before the completion of the Merger Transaction. Further information about the merger consideration is provided above under Item
1.01 of this Current Report.

      There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.


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Item 3.02 Unregistered Sales of Equity Securities.

      The 68,900,000 aggregate shares of Common Stock issued to the GHL Shareholders in the Merger Transaction were issued without registration under
Section 5 of the Securities Act of 1933, as amended (the "Securities Act") in reliance on the exemptions from registration contained (i) in Section 4(2) of the Securities Act and (ii) under Regulation S of the Securities Act afforded generally to offshore transactions involving non-U.S. residents.

Item 5.01 Changes in Control of Registrant.

      Immediately prior to the completion of the Merger Transaction, Max Time Enterprises Limited controlled the Registrant by virtue of his holdings in the Registrant's Common Stock. With the completion of the Merger Transaction, each of Hua-Cai Song, Fu-Lan Chen, Mei-Ling Chen, and Shenzhen Hua Yin Guaranty and Investment Company Limited own more than five percent of the outstanding securities of the Registrant and, if these GHL Shareholders were to act as a group, it is conceivable that they could influence management. The Registrant is not aware of any arrangement or understanding among these GHL Shareholders to act as a group.

      For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 5.06 Change in Shell Company Status.

      Because the Registrant may be deemed to be a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately before the completion of the Merger Transaction, in accordance with Item 2.01(a)(f) of Form 8-K set forth below is the information that would be required if the Registrant were filing a form for registration of securities on Form 10-SB under the Exchange Act. The Registrant believes that, as a result of its acquisition of subsidiaries having operating businesses in the Merger Transaction, it is can no longer be deemed to be a shell company.

                             Description of Business

      Guoxi Holding Limited ("GHL") is a holding company founded on July 28, 2006 under the laws of the British Virgin Islands. GHL owns all of the issued and outstanding stock and ownership of Jiangxi Xi Cheong Lacquer, Inc., which began as a small family-operated hand-made wood carving business, currently provides highly specialized products and services of superior quality and value to consumers in a diverse set of industries in countries throughout the world. The core business of Jiangxi Xi Cheong Lacquer, Inc. is the wood carving business. Guoxi Holding Limited is a holding company which does not generate any financial or operating transactions.


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

      Jiangxi Xi Cheong Lacquer, Inc. ("JXC"), founded in 1973, manufactures wood products, including both traditional hand-carved and machine-carved pieces, which represent the majority of the company's operations. Specializing in mantels, panels, furniture, ornamental bands, religious decorations and architectural accents, Jiangxi Xi Cheung Lacquer, Inc. has been nationally recognized for its beautifully crafted products.

      JXC is most famous for its small and intricately designed Buddhist Shrines. In general, shrines house a particular relic or cult image, which is the object of worship or veneration. Most commonly, shrines are constructed out of wood and can even be inlaid with precious metals. The company's Buddhist Shrines are desktop sized works of art that contain a miniature Buddha figure as its focal point. These Buddha Shrines can be found in temples, homes and offices throughout China and many other East-Asian countries. Currently, JXC has 4 departments, with approximately 520 employees, that are responsible for the entire manufacturing process. To further develop its wood carving business and compete in the Japanese market, JXC began cooperating with wood carving companies based in Japan with the intent to develop a world-class comprehensive wood carving production line.

      There are no bankruptcy, receivership or similar proceedings for GHL and its subsidiaries.

      Due to the special properties of the wood carving industry, there are only around 10 manufactures in China, most of which are still run under the old family-operated business model, which results in low manufacturing capacities and imperfect techniques. JXL's main competitors are: (1) Dongyang San Sheng Wood Carving Furniture Co., Ltd, (2) Dongyang Qin Feng Wood Carving Furniture Co., Ltd, (3) Shanghai Jin Chang Wood Carving Furniture Co., Ltd, (4) Shanghai San Chun Song Carving Co., Ltd, and (5) Dongyang Xin Long Wang Da Carving Co., Ltd.

      JXL's main suppliers are Anfu Fei Xiang Art Craft Company Limited, Wenzhou Rui An Gold Leaf Art Craft Company Limited, Zixi Guang Mao Art Craft and Carving Company Limited, Dean Rui Xiang Wood Carving Company Limited, and Pingxiang Wang Da Carving Company Limited.

      JXL's main customers are Wenzhou Yong Cheng Art Craft Company Limited, Dongguan Da Wei Art Crafts Company Limited, Fujian Xia Men Ji Fu Art Crafts Trading Company Limited, Shanghai Wei An Art Crafts Import and Export Company Limited, and Japan Shari Company Limited.

                                  Risk Factors

      Following the Merger Transaction, management intends to change the Registrant's business focus to the wood carving and manufactured wood products business operations in which GHL's subsidiary, JXL, is currently engaged in China. The following are risks associated with the Registrant and such business operations. If any of these risks were to develop into actual events, the Registrant's business, financial condition or results of operations could be materially adversely affected and the trading price of the Registrant's Common Stock could decline significantly.


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Risk Related to the Registrant Business and Industry

Market Competition Risk

      In the wood carving industry, the Registrant faces different market dynamics and competition which come from other countries. The Registrant's international expansion plans subject it to risks inherent in doing business internationally. The Registrant's long-term business strategy relies on the expansion of the Registrant's international sales outside China by targeting markets, such as Japan. Risks affecting the Registrant's international expansion include challenges caused by distance, language and cultural differences, conflicting and changing laws and regulations, foreign laws, international import and export legislation, trading and investment policies, foreign currency fluctuations, the burdens of complying with a wide variety of laws and regulations, protectionist laws and business practices that favor local businesses in some countries, foreign tax consequences, higher costs associated with doing business internationally, restrictions on the export or import of technology, difficulties in staffing and managing international operations, trade and tariff restrictions, and variations in tariffs, quotas, taxes and other market barriers. These risks could harm the Registrant's international expansion efforts, which could in turn materially and adversely affect the Registrant's business, operating results and financial condition. The Registrant may not be as successful as its competitors in generating revenues in international markets due to the lack of recognition of its products or other factors. Developing product recognition overseas is expensive and time-consuming and the Registrant's international expansion efforts may be more costly and less profitable than it expects. If the Registrant is not successful in its target markets, its sales could decline, its margins could be negatively impacted and the Registrant could lose market share, any of which could materially harm the Registrant's business, results of operations and profitability.

Patents and Proprietary Technology Risk

      The Registrant's strategy is to protect its innovations with patents, and to vigorously protect and defend its patents, trademarks and know-how against infringement and unauthorized use. Although the Registrant believes that its products and technology do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the Registrant in the future. There can also be no assurance that any patent now owned by the Registrant will afford protection against competitors that develop similar technology.

Our Expanding Operations Risk

      We may not be able to manage our expanding operations effectively. We anticipate significant continued expansion of this business as we address growth in its user and customer base and market opportunities. To manage the potential growth of our operations and personnel, we will be required to improve operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with other websites, Internet companies and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support


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our future operations. There can be no assurance that new management will be able to properly manage the direction of the Registrant or that any ultimate change in the Registrant's business focus will be successful. If management fails to properly manage and direct the Registrant, the Registrant may be forced to scale back or abandon its existing operations, which will cause the value of the Registrant's shares to decline.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the People's Republic of China government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

      Because the Registrant's operations are all located outside of the United States and are subject to Chinese laws, any change of Chinese laws may adversely affect the Registrant's business.

      All of the Registrant's operations are outside the United States and are located in China, which exposes it to risks, such as exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in Chinese laws and regulations, exposure to possible expropriation or other Chinese government actions, and unsettled political conditions. These factors may have a material adverse effect on the Registrant's operations or on the Registrant's business, results of operations and financial condition.

      China's economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the People's Republic of China economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The People's Republic of China government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall People's Republic of China economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the People's Republic of China government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

The Registrant faces risks associated with currency exchange rate fluctuation, any adverse fluctuation may adversely affect the Registrant's operating margins.

      Although the Registrant is incorporated in the United States, the majority of its current revenues are in Chinese currency. Conducting business in currencies other than US dollars subjects the Registrant to fluctuations in currency exchange rates that could have a negative impact on the Registrant's reported operating results. Fluctuations in the value of the US dollar relative


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to other currencies impact the Registrant's revenue; cost of revenues and operating margins and result in foreign currency translation gains and losses. Historically, the Registrant has not engaged in exchange rate hedging activities. Although the Registrant may implement hedging strategies to mitigate this risk, these strategies may not eliminate the Registrant's exposure to foreign exchange rate fluctuations and involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategy and potential accounting implications.

The Chinese legal and judicial system may negatively impact foreign investors.

      In 1982, the National Peoples Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

      The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on the Registrant business and prospects.

      The practical effect of the Peoples Republic of China legal system on the Registrant business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the Peoples Republic of China accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. China's accounting laws require that an annual "statutory audit" be performed in accordance with Peoples Republic of China accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designate financial and tax authorities, at the risk of business


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license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards
(1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Economic Reform Issues

      Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

            o     The Registrant will be able to capitalize on economic reforms;

            o The Chinese government will continue its pursuit of economic reform policies;

            o     The economic policies, even if pursued, will be successful;

            o Economic policies will not be significantly altered from time to time; and

            o Business operations in China will not become subject to the risk of nationalization.

      Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect the Registrant operations.

      Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation,


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and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

      To date, reforms to China's economic system have not adversely impacted the Registrant operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that the Registrant will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions

Risks Related to the Company

The Registrant will continue to incur significant increased costs as a result of operating as a public company, and management will be required to devote substantial time to new compliance requirements.

      As a public company the Registrant incurs significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase the Registrant's legal and financial compliance costs and will make some activities more time-consuming and costly.

      In addition, the Sarbanes-Oxley Act requires, among other things, that the Registrant maintains effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in 2007, the Registrant must perform system and process evaluations and testing of the Registrant's internal controls over financial reporting to allow management and the Registrant's independent registered public accounting firm to report on the effectiveness of the Registrant's internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The Registrant's testing, or the subsequent testing by the Registrant's independent registered public accounting firm, may reveal deficiencies in the Registrant's internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that the Registrant incurs substantial accounting expenses and expend significant management efforts. If the Registrant is not able to comply with the requirements of Section 404 in a timely manner, or if the Registrant's accountants later identify deficiencies in the Registrant's internal controls over financial reporting that are deemed to be material weaknesses, the market price of the Registrant's stock could decline and the Registrant could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.


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Risks Related to the Common Stock

There is a limited public market for the common stock.

      There is currently a limited public market for the common stock. Holders of the Registrant's common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock, which may be purchased, may be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to the Registrant's book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, and news announcements or changes in general economic conditions.

The common stock may be deemed penny stock with a limited trading market.

      The Registrant's common stock is currently listed for trading in the Over-The-Counter Market on the NASD Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, the Registrant's securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the Registrant has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that the Registrant remains subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for the Registrant securities. Because the Registrant's securities are subject to the "penny stock rules" investors will find it more difficult to dispose of the Registrant's securities. Further, for companies whose securities are traded in the Over-The-Counter Market, it is more difficult: (i) to obtain accurate quotations; (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.


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The Registrant has not and does not anticipate paying any dividends on its common stock; because of this the Registrant's securities could face devaluation in the market.

      The Registrant has paid no dividends on its common stock to date and it is not anticipated that any dividends will be paid to holders of its common stock in the foreseeable future. While the Registrant's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance the Registrant's future expansion and for the implementation of the Registrant's new business plan. Lack of a dividend can further affect the market value of the Registrant's common stock, and could significantly affect the value of any investment in the Registrant.

            Management's Discussion and Analysis or Plan of Operation

Forward Looking Statements

The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "expect", "plan", "Intend", "anticipate", "believe", estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

General

      Following the Merger Transaction, GHL becomes a direct subsidiary which owns JXL. GHL is a holding company which does not generate any financial transactions. The following discussion and analysis summarizes the significant factors affecting GHL's results of operations for fiscal year 2006 compared to fiscal year 2005. This discussion and analysis should be read in conjunction with the financial statements and notes included with this Current Report.

Results Of Operations

      The following table presents the statement of operations for the year ended December 31, 2006 as compared to the comparable period of the year ended December 31, 2005 for GHL. The discussion following the table is based on these results.

                                                         2006           2005
                                                      -----------    -----------

Sales, net                                            $17,718,196    $10,984,497

Cost of sales                                           8,864,598      3,919,797
                                                      -----------    -----------
Gross profit

General and administrative expenses                       525,080        446,715
                                                      -----------    -----------
Income from operations                                  8,328,518      6,617,985
                                                      -----------    -----------

Other income net                                           19,759          1,898
                                                      -----------    -----------
Total Other (Income) Expense                               19,759          1,898
                                                      -----------    -----------
Income before income taxes                              8,348,277      6,619,883

Net income                                            $ 6,969,214    $ 5,527,657
                                                      ===========    ===========

      Net sales

      Compared to the year 2005, net sales for 2006 climbed 61.30 percent, reached $17,718,196, driven primarily by:

      a. GHL launched a successful market expansion plan, increased the sales volume in domestic market.

      b. The appreciation of Chinese currency (Yuan) by almost five percent (5%) against the US Dollar. The exchange rate of Chinese Yuan to U.S. dollar was 8.2:
1 in 2005 to 7.8: 1 in 2006.

      Cost of Sales

      Cost of sales in 2006 was $8,864,598 or 50.03% of the net sales in the same period, compared to $ 3,919,797 or 35.68% of the net sales in 2005. The absolute number increased $ 4,944,801 due to the larger scale of net sales and the appreciation of the exchange rate of Chinese currency, also, it increased 14.35% in terms of net sales, mainly because of increased raw material cost. The average overall raw material cost kept rising in the year of 2006.

      Gross Profit Margin

      Compared to 2005, in which the profit margin was 64.32%, the profit margin of 2006 reached 49.97, decreased 14.35 percent attributed to the higher raw material cost.

      General and Administrative Expense

      For 2006, the general and administrative expense was $525,080, compared to $446,715 in 2005, it increased about $78,365 or 17.54%. This is because with the expanding marketing plan and higher sales volume, the fees related to that also kept increasing.

      Income ( Loss ) from Operations

      Income from operations for 2006 came in at $ 8,328,518, higher than the number of 2005, which was $6,617,985. This is primarily due to the higher net sales.

      Net Income

      Net income for 2006 was $6,969,214, an increase of $1,441,557 or 26.08%
compared 2005, which was $5,527,657. The absolutely number increased because of the higher sales volume, but percentage number 26.08% is not as high as 61.30%, which was the growth rate of net sales, because the larger net sales were slightly offset by the higher raw material cost.

Liquidity and Capital Resource

      Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $154,173 at December 31, 2006 and current assets totaled $ 2,818,489 at December 31, 2006. The Registrant's total current liabilities were $1,392,731 at December 31, 2006. Working capital at December 31, 2006 was $1,425,758. We believe that the funds available to us are adequate to meet our operating needs for market expansion. During 2006, net cash provided by operating activities was $6,908,123. Cash used by financing activities was $6,851,645.

Working Capital Requirements

      Historically operations and short term financing have been sufficient to meet our cash needs. We believe that we will be able to generate revenues from sales. However, our actual working capital needs for the long and short term will depend upon numerous factors, including operating results, competition, and the availability of credit facilities, none of which can be predicted with certainty. Future expansion will be limited by the availability of financing products and raising capital.

Plan of Operation

      As a result of the closing of the Merger, the Registrant became a holding company and has no significant business operations or assets other than its interest in the three operating subsidiaries, its accounting predecessor companies. The Registrant's operating subsidiaries' short to mid-term strategic plan is to focus on market expansion in the Chinese domestic market. The long-term strategic goal is to focus on market expansion in the international market, especially Japanese market.

      The Registrant may issue additional shares of capital stock to raise additional cash for working capital in the next twelve months. If the Registrant issues additional shares of capital stock, the stockholders will experience dilution in their respective percentage ownership in the Registrant. The Registrant has not decided on the amount of the cash needed for working capital at this point. Working capital will be used for expanding domestic market by establishing more production lines and purchasing new equipments.

Description of Property

      The assets of the Registrant and its subsidiaries on a consolidated, post-merger basis include cash and cash equivalents, accounts receivable from customers, notes receivables, inventories, trade deposits, and prepaid expenses.

      GHL's headquarters are located in China at No. 35 Bai Ta Zhong Road, Yujiang District, Jiangxi Province, P.R. China. As a result of the Merger, the corporate office of the Registrant will be relocated to the above address. There are no present plans for the improvement or development for all the properties.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of September 28, 2007, concerning shares of Common Stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

                                                                    Amount and Nature         Percentage of
Name and Address of Beneficial Owner(1)                          of Beneficial Ownership      Common Stock
                                                                                                   (2)
-----------------------------------------------------------      -----------------------      -------------
Max Time Enterprise Limited - Hui Ping Cheng                                   3,500,000          57.57 %
ADirectors and executive officers as a group (1 person)                        3,500,000          57.57 %

----------
(1) Unless otherwise indicated in the footnotes to the table, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.

(2)   Based on 6,080,000 shares of common stock of the Registrant outstanding.

      The following table sets forth the ownership of our common stock as of October 2, 2007 (after giving effect to the issuance of 68,900,000 shares of the Registrant's Common Stock pursuant to the Merger Agreement) by each person known by the Registrant to be the beneficial owner of more than 5% of its outstanding Common Stock, its directors and executive officers and directors as a group.

Shareholder                                                        No. of Shares               Percentage
-----------                                                        -------------               ----------
Hua-Cai Song                                                        20,670,000                   27.57%

Fu-Lan Chen                                                          9,094,800                   12.13%

Mei-Ling Chen                                                        5,512,000                    7.35%

Max Time Enterprises Limited                                         3,500,000                    4.67%

Shenzhen Hua Yin Guaranty & Investment Co., Ltd                      4,340,700                    5.79%

All directors and named executive officers as a group (1
    person, Hui Ping Cheng)
                                                                     3,500,000                    4.67%

      The above table is based upon information derived from the Registrant's stock records after the issuance of the 68,900,000 shares of Common Stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change in Control Arrangements

      There are currently no arrangements that would result in a change in control of the Registrant.

         Directors and Executive Officers, Promoters and Control Persons

Hui Ping Cheng, Director, President and Chief Financial Officer

      Ms. Cheng, born in April 1964, age 43, has been employed as a senior accountant and accounting department director by Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she manage and oversee the company's accounting department. She was then employed as the director and President by Max Time Enterprise Limited from April 2007 until now.

      There are no family relationships between Ms. Cheng and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Cheng (or any member of his immediate family) had or is to have a direct or indirect material interest.

      Ms. Cheng has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Cheng has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Cheng has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Executive & Director Compensation

      There are no formal written employment arrangements in place. We have agreed to pay Ms. Lenova $500 per month for her management services with payment to be made as the services are performed. During the period ended July 31, 2006 management services of $1,000 were charged to operations. In addition, we have agreed to reimburse Ms. Lenova for expenses incurred on our behalf. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

      The table below shows what we have paid to our directors since our inception of September 30, 2005 through July 31, 2006.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                     ---------------------------------
                                          Annual Compensation                Awards            Payouts
                                     -----------------------------   -----------------------   -------
                                                           Other     Restricted   Securities              All Other
Name and                                                  Annual       Stock      Underlying     LTIP      Compen-
Principal                  Year      Salary     Bonus     Compen-      Awards      Options/    Payouts     sation
Position                  Ended        ($)       ($)    sation ($)      ($)        SARs (#)      ($)         ($)
-------------------   ------------  --------   -------  ----------  ------------  -----------  --------  -----------
Olga Lenova,             09-30-05    $1,000      -0-        -0-         -0-          -0-         -0-         -0-
President,             (inception)     (1)
Chief                       to
Executive                07-31-06
Officer,
Director

Svetlana                 09-30-05      -0-       -0-        -0-         -0-          -0-         -0-         -0-
Kovaleva,              (inception)
Secretary,                  to
Chief                    07-31-06
Financial
Officer,
Treasurer,
Director

(1)   Ms. Lenova has been paid $1,000 for management services

      The Registrant currently does not have employment agreements with its executive officers. The executive officer/director of the Registrant has agreed to take no salary until the Registrant can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. They will receive no accrued remuneration.

Compensation of Directors

      No director receives any fee, salary or commission for service as a director. In addition, no such arrangement is contemplated for the foreseeable future.

Options

      There are no options currently outstanding.

                 Certain Relationships and Related Transactions

      Except as otherwise disclosed herein or incorporated herein by reference, there have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

                            Description of Securities

      Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

         Market Price of and Dividends on the Registrant's Common Equity
                         and Related Stockholder Matters

      The Registrant's common stock is traded on the OTCBB under the symbol "VLLA". As of October 2, 2007, the market price for the Registrant's common stock was $0.00 per share. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There is currently no trading volume.

      As of October 2, 2007, there were approximately 15 holders of record of the Registrant's common stock.

      The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any thus far during fiscal year 2007 or during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

                                Legal Proceedings

      The Registrant, its subsidiaries and its property are not a party to any pending legal proceeding.

                  Changes in and Disagreements with Accountants

      Not applicable.

                     Recent Sales of Unregistered Securities

      Not applicable

                    Indemnification of Directors and Officers

      The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired.

      The following financial statements are hereby included as part of this Current Report.

      Jiangxi Xi Cheong Lacquer, Inc.
      -------------------------------

      Report of Independent Registered Public Accounting Firm .........     F-1

      Balance Sheets at December 31, 2006 and 2005 ....................     F-2

      Statements of Operations for the Periods Ended December 31, 2006
      and 2005 ........................................................     F-3

      Statements of Cash Flows for the Periods Ended December 31, 2006
      and 2005 ........................................................     F-4

      Statements of Changes in Stockholders' Equity for the Years
      Ended December 31, 2006 and 2005 ................................     F-5

      Notes to Financial Statements ...................................     F-6


      Condensed Consolidated Balance Sheet as of June 30, 2007
      (unaudited) .....................................................     F-2

      Condensed Consolidated Statements of Income for the six months
      ended June 30, 2007 (unaudited) .................................     F-3

      Condensed Consolidated Statements of Comprehensive Income for
      the six months ended June 30, 2007 (unaudited) ..................     F-4

      Condensed Consolidated Statements of Stockholders' Equity for
      the six months ended June 30, 2007 (unaudited) ..................     F-4

      Condensed Consolidated Statements of Cash Flow for the six
      months ended June 30, 2007 (unaudited) ..........................     F-5

      Notes to Financial Statements ...................................     F-6


      (b) Pro forma financial information.

      The following pro forma financial statements are hereby included as part of this Current Report.

      Vella Productions Inc.
      ----------------------

      Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
      June 30, 2007 ...................................................     F-15

      Unaudited Pro Forma Condensed Consolidated Statement of
      Operations as of December 31, 2006 ..............................     F-16

      Unaudited Pro Forma Condensed Consolidated Statement of
      Operations as of June 30, 2007 ..................................     F-17

      (c)   Exhibits.

      Exhibit No.       Description
      -----------       -----------

      10.1 Agreement and Plan of Merger, dated as of October 1, 2007, among the Registrant, VLLA Merger Sub, Inc., Guoxi Holding Limited, Hua-Cai Song, Fu-Lan Chen, Mei-Ling Chen, Cheng-Qing Luo, Mei-Qing Zhang, Song-Mao Cai, Shenzhen Hua Yin Guaranty & Investment Company Limited, Top Good International Limited, Total Giant Group Limited, Total Shine Group Limited, Sure Believe Enterprises Limited, Think Big Trading Limited, Huge Step Enterprises Limited, and Billion Hero Investments Limited

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VELLA PRODUCTIONS, INC.


Date: October 1, 2007                        By: /s/ Hui Ping Cheng
                                                 -------------------------------
                                                 Hui Ping Cheng,
                                                 Chairman of the Board &
                                                 Chief Executive Officer

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Jiangxi XiDa
(Formerly Jiangxi Xi Cheong Lacquer, Inc.)
Jiangxi, PR China

We have audited the accompanying balance sheets of Jiangxi XiDa (formerly Jiangxi Xi Cheong Lacquer, Inc.) as of December 31, 2006 and 2005 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiangxi XiDa (formerly Jiangxi Xi Cheong Lacquer, Inc.) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Chisholm, Bierwolf & Nilson LLC
Bountiful, Utah
July 16, 2007

                                  JIANGXI XIDA
                    (FORMERLY JIANGXI XI CHEONG LACQUER, INC)
                                 Balance Sheets

                                     ASSETS

                                                                             December 31,
                                                        June 30,      --------------------------
                                                         2007            2006           2005
                                                      -----------     -----------    -----------
                                                      (Unaudited)

CURRENT ASSETS

  Cash and cash equivalents (Note 2)                  $   157,085     $   154,173    $    55,739
  Accounts receivable, net (Note 2)                     2,251,285       1,141,011        203,059
  Receivable - related party (Note 8)                          --         206,053        225,353
  Prepaid expenses                                             --          46,963        151,996
  Inventories (Note 2 & 3)                              1,297,784       1,270,289      1,215,746
  Other assets                                                 --              --          1,823
                                                      -----------     -----------    -----------
    Total Current Assets                                3,706,154       2,818,489      1,853,716
                                                      -----------     -----------    -----------
PROPERTY AND EQUIPMENT, NET (Notes 2 & 4)                 221,596         235,469        306,234
                                                      -----------     -----------    -----------
    TOTAL ASSETS                                      $ 3,927,750     $ 3,053,958    $ 2,159,950
                                                      ===========     ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable and accrued expenses                $1,089,423     $   311,560    $    94,063
  Short-term loans (Note 9)                               215,914         172,654             --
  Other payables - related party (Note 10)                656,582              --             --
  Income taxes payable (Note 2)                           567,878         828,952        358,100
  Unearned revenue                                         30,570          79,565         37,432
                                                      -----------     -----------    -----------
    Total Current Liabilities                           2,560,367       1,392,731        489,595
                                                      -----------     -----------    -----------

STOCKHOLDERS' EQUITY

  Common stock, no par value; 5,395,000
   shares authorized, 5,395,000 shares
   issued and outstanding                                 784,152         674,375        674,375
  Accumulated other comprehensive income (loss)           (11,820)         25,661        (20,296)
  Retained earnings                                       595,051         961,191      1,016,276
                                                      -----------     -----------    -----------
    Total Stockholders' Equity                          1,367,383       1,661,227      1,670,355
                                                      -----------     -----------    -----------
    TOTAL LIABILITIES
     AND STOCKHOLDERS' EQUITY                         $ 3,927,750     $ 3,053,958    $ 2,159,950
                                                      ===========     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  JIANGXI XIDA
                    (FORMERLY JIANGXI XI CHEONG LACQUER, INC)
                            Statements of Operations

                                               For the
                                              Six Months                   For the Years Ended
                                                Ended                          December 31,
                                               June 30,       ----------------------------------------------
                                                 2007             2006             2005             2004
                                             ------------     ------------     ------------     ------------
                                              (Unaudited)

NET SALES                                    $ 12,462,123     $ 17,718,196     $ 10,984,497     $  7,070,526

COST OF SALES                                   7,227,680        8,864,598        3,919,797        2,473,625
                                             ------------     ------------     ------------     ------------
  GROSS PROFIT                                  5,234,443        8,853,598        7,064,700        4,596,901
                                             ------------     ------------     ------------     ------------
OPERATING EXPENSES

  Selling, general and administrative             288,048          525,080          446,715          383,433
                                             ------------     ------------     ------------     ------------
    Total Operating Expenses                      288,048          525,080          446,715          383,433
                                             ------------     ------------     ------------     ------------
INCOME FROM OPERATIONS                          4,946,395        8,328,518        6,617,985        4,213,468
                                             ------------     ------------     ------------     ------------
OTHER INCOME (EXPENSE)
  Other income, net                                    --           19,759            1,898            1,425
                                             ------------     ------------     ------------     ------------
    Total Other Income                                 --           19,759            1,898            1,425
                                             ------------     ------------     ------------     ------------

NET INCOME BEFORE INCOME TAXES                  4,946,395        8,348,277        6,619,883        4,214,893

INCOME TAX EXPENSE (Note 2)                      (959,392)      (1,379,063)      (1,092,226)        (695,457)
                                             ------------     ------------     ------------     ------------
NET INCOME                                   $  3,987,003     $  6,969,214     $  5,527,657     $  3,519,436
                                             ============     ============     ============     ============
BASIC INCOME PER SHARE                       $       0.74     $       1.29     $       1.02     $       0.65
                                             ============     ============     ============     ============
DILUTED INCOME PER SHARE                     $       0.74     $       1.29     $       1.02     $       0.65
                                             ============     ============     ============     ============
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                          5,395,000        5,395,000        5,395,000        5,395,000
                                             ============     ============     ============     ============

OTHER COMPREHENSIVE INCOME

NET INCOME                                   $  3,987,003     $  6,969,214     $  5,527,657     $  3,519,436

  Foreign currency translation adjustment         (37,481)          45,957           34,178               35
                                             ------------     ------------     ------------     ------------
COMPREHENSIVE INCOME                         $  3,949,522     $  7,015,171     $  5,561,835     $  3,519,471
                                             ============     ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                                  JIANGXI XIDA
                    (FORMERLY JIANGXI XI CHEONG LACQUER, INC)
                       Statements of Stockholders' Equity

                                                                         Accumulated
                                              Common Stock                  Other
                                     ------------------------------     Comprehensive       Retained
                                        Shares            Amount           Income           Earnings           Totals
                                     -------------    -------------     -------------     -------------     -------------

Balance, December 31, 2003               5,395,000    $     674,375     $     (54,509)    $     966,595     $   1,586,461

Foreign currency translation                    --               --                35                --                35

Dividends                                       --               --                --        (3,382,955)       (3,382,955)

Net income for the year
ended December 31, 2004                                                            --         3,519,436         3,519,436
                                     -------------    -------------     -------------     -------------     -------------
Balance, December 31, 2004               5,395,000          674,375           (54,474)        1,103,076         1,722,977

Foreign currency translation                    --               --            34,178                --            34,178

Dividends                                       --               --                --        (5,614,457)       (5,614,457)

Net income for the year
ended December 31, 2005                         --               --                --         5,527,657         5,527,657
                                     -------------    -------------     -------------     -------------     -------------
Balance, December 31, 2005               5,395,000          674,375           (20,296)        1,016,276         1,670,355

Foreign currency translation                    --               --            45,957                --            45,957

Dividends                                       --               --                --        (7,024,299)       (7,024,299)

Net income for the year
ended December 31, 2006                         --               --                --         6,969,214         6,969,214
                                     -------------    -------------     -------------     -------------     -------------
Balance, December 31, 2006               5,395,000          674,375            25,661           961,191         1,661,227

Foreign currency translation
(unaudited)                                     --               --           (37,481)               --           (37,481)

Dividends (unaudited)                           --               --                --        (4,353,143)       (4,353,143)

Capital distributions (unaudited)               --         (674,375)               --                --          (674,375)

Capital contributions (unaudited)               --          784,152                --                --           784,152

Net income for the six months
ended June 30, 2007 (unaudited)                 --               --                --         3,987,003         3,987,003
                                     -------------    -------------     -------------     -------------     -------------
Balance, June 30, 2007
(unaudited)                              5,395,000    $     784,152     $     (11,820)    $     595,051     $   1,367,383
                                     =============    =============     =============     =============     =============

   The accompanying notes are an integral part of these financial statements.

                                  JIANGXI XIDA
                    (FORMERLY JIANGXI XI CHEONG LACQUER, INC)
                            Statements of Cash Flows

                                                      For the
                                                     Six Months                 For the Years Ended
                                                       Ended                       December 31,
                                                      June 30,      -------------------------------------------
                                                        2007            2006            2005            2004
                                                    -----------     -----------     -----------     -----------
                                                    (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

  Net income                                        $ 3,987,003     $ 6,969,214     $ 5,527,657     $ 3,519,436
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation expense                                 19,195          74,766          72,368          71,411
  Change in operating assets and liabilities:
    Accounts receivable                              (1,110,274)       (937,952)       (170,894)        136,530
    Other receivables - related parties                 206,053          19,300         (10,558)        (30,061)
    Prepaid expenses                                     46,963         105,033        (151,996)             --
    Inventories                                         (27,495)        (54,543)        128,013        (493,751)
    Other assets                                             --           1,823            (177)         (1,646)
    Accounts payable and accrued expenses               777,863         217,497          91,887         (70,464)
    Income taxes payable                               (261,074)        470,852         115,421         153,433
    Unearned revenue                                    (48,995)         42,133         (13,395)         31,516
                                                    -----------     -----------     -----------     -----------
     Net Cash Provided by Operating Activities        3,589,239       6,908,123       5,588,326       3,316,404
                                                    -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of property and equipment                     (5,322)         (4,001)         (2,646)           (776)
                                                    -----------     -----------     -----------     -----------
    Net Cash Used in Investing Activities                (5,322)         (4,001)         (2,646)           (776)
                                                    -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Net increase in short-term loans                       43,260         172,654              --              --
  Net increase in other payables - related party        656,582              --              --              --
  Capital contributions, net of distributions           109,777              --              --              --
  Dividends paid                                     (4,353,143)     (7,024,299)     (5,614,457)     (3,382,955)
                                                    -----------     -----------     -----------     -----------
    Net Cash Used in Financing Activities            (3,543,524)     (6,851,645)     (5,614,457)     (3,382,955)
                                                    -----------     -----------     -----------     -----------
EFFECT OF FOREIGN CURRENCY
 TRANSLATION ADJUSTMENT                                 (37,481)         45,957          34,178              35
                                                    -----------     -----------     -----------     -----------
INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                2,912          98,434           5,401         (67,292)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                    154,173          55,739          50,338         117,630
                                                    -----------     -----------     -----------     -----------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                      $   157,085     $   154,173     $    55,739     $    50,338
                                                    ===========     ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURES:

  Cash paid for interest                            $        --     $        --     $        --     $        --
  Cash paid for income taxes                        $ 1,220,466     $   908,211     $   976,805     $   542,024

   The accompanying notes are an integral part of these financial statements.

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 1 -    NATURE OF ORGANIZATION

            The financial statements presented are those of Jiangxi XiDa (formerly Jiangxi Xi Cheong Lacquer, Inc.) ("the Company"). The Company was incorporated under the laws of the People's Republic of China on December 22, 1995. The Company is capitalized with 5,395,000 authorized shares of no par common stock. The Company was initially capitalized with the sale of 5,395,000 shares of common stock sold for cash and property valued at $674,375. On May 31, 2007, the Company distributed all of its equity to the shareholders and the Company was re-capitalized with a cash contribution of $784,152. The Company is located in Jiangxi. The Company is engaged in the production of traditional art products, including religious woodcut lacquer, woodcut decorated furniture and woodcut decorations used for building and display.

NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a. Accounting Method

            The financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

            b. Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            c. Cash and Cash Equivalents

            Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

            d. Inventories

            Raw materials and supplies are stated at the lower of cost (computed on an average cost basis) or market. Work-in-process and finished goods are stated at the lower of average cost or market. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

            e. Accounts Receivable

            The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management's assessment of the credit history with the customer and current relationships with them. As of June 30, 2007 (unaudited), December 31, 2006 and 2005, the Company considered all accounts and other receivables collectable and has not recorded a provision for doubtful accounts.

            f. Concentrations of Credit Risk

            Cash

            The Company's cash accounts are held in foreign bank accounts which are not insured by the FDIC. At June 30, 2007 (unaudited), December 31, 2006 and 2005, the Company's cash balances, net of outstanding checks, in its foreign bank accounts were $157,085, $154,173 and $55,739, respectively.

            Foreign Currency Translation

            The functional currency of the Company is the Chinese Yuan Renminbi ("CNY"). Transactions denominated in foreign currencies are translated into United States Dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder's equity as other comprehensive income/(loss).

            Since the Company's financial statements must be translated into U.S. Dollars from the base currency of Chinese Yuan Renminbi ("CNY"), major changes in the currency exchange rate between the CNY and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next 12 months, no such assurances can be given.

            Foreign Operations

            All of the Company's operations and assets are located in China. The Company may be adversely affected by possible political or economic instability in this foreign country. The effect of these factors cannot be accurately predicted.

            g. Revenue Recognition

            The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements ("SAB104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. Sales revenue is recognized when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. The Company determines whether criteria (3) and (4) are met based on judgments regarding the nature of the price charged for products delivered and the collectibility of those fees. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            h. Advertising

            The Company follows the policy of charging the costs of advertising to expense as incurred.

            i. Property and Equipment

            Property and equipment is stated at cost. Betterments and improvements are capitalized over their estimated useful lives, whereas repairs and maintenance expenditures on the assets are charged to expense as incurred. When assets are disposed of, the cost and accumulated depreciation (net book value of the assets) is eliminated and any resulting gain or loss is reflected accordingly. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

                    Buildings                                   20 years
                    Plant and machinery                         10 years
                    Furniture and equipment                      5 years

            j. Basic and Diluted Net Income per Share of Common Stock

            In accordance with Financial Accounting Standards No. 128, "Earnings per Share," basic net income per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period. At June 30, 2007 (unaudited), December 31, 2006 and 2005, the Company had no dilutive common share equivalents.

                                                                      December 31,
                                                    June 30,    ------------------------
                                                     2007          2006          2005
                                                  ----------    ----------    ----------
                                                 (Unaudited)

            Numerator - net income                $3,987,003    $6,969,214    $5,527,657
            Denominator - weighted average
            number of shares outstanding,
            basic and diluted                      5,395,000     5,395,000     5,395,000
                                                  ----------    ----------    ----------
            Basic and diluted income per share    $     0.74    $     1.29    $     1.02
                                                  ==========    ==========    ==========

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            k. Recent Accounting Pronouncements

            SFAS No. 155 - In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"). SFAS 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. Early adoption, as of the beginning of an entity's fiscal year, is also permitted, provided interim financial statements have not yet been issued. The Company is currently evaluating the potential impact, if any, that the adoption of SFAS 155 will have on its financial statements

            FIN No. 48 - In July 2006, the FASB issued Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes, which applies to all tax positions related to income taxes subject to No. 109 (SFAS 109), Accounting for Income Taxes. This includes tax positions considered to be "routine" as well as those with a high degree of uncertainty. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement. FIN 48's use of the term "more-likely-than-not" in steps one and two is consistent with how that term is used in SFAS 109 (i.e., a likelihood of occurrence greater than 50 percent).

            Those tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period they meet the more-likely-than-not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions. Additionally, FIN 48 requires expanded disclosure requirements, which include a tabular rollforward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe the adoption will have material impact on its results of operation.

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 2 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            k. Recent Accounting Pronouncements (Continued)

            SFAS No. 157 - In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 will be effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not believe that the application of SFAS 157 will have a material impact on the Company's financial statements.

            EITF No. 06-03 - In March 2006, the Emerging Issues Task Force
            (EITF) reached a tentative consensus on Issue No. 06-03, How Sales Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation) ("EITF 06-03"). EITF 06-03 addresses income statement classification and disclosure requirements of externally-imposed taxes on revenue-producing transactions. EITF 06-03 is effective for periods beginning after December 15, 2006. Management is currently evaluating the effect implementation of EITF 06-03 will have on the Company's financial statements.

            l. Income Taxes

            The Company is organized and operates in the People's Republic of China ("PRC"). The Company's income tax rate in the PRC is currently 15% and taxable income is computed according to the relevant laws and regulations in the PRC. Income tax expense for the six months ended June 30, 2007 (unaudited) and for the years ended December 31, 2006, 2005 and 2004 was $959,392, $1,379,063, $1,092,226 and
            $695,457, respectively. At June 30, 2007 (unaudited), December 31, 2006 and 2005, the Company had income taxes payable of $567,878, $828,952 and $358,100, respectively.

NOTE 3 -    INVENTORIES

            Inventories consisted of the following at June 30, 2007 (unaudited), December 31, 2006 and 2005:

                                                   December 31,
                                June 30,     ------------------------
                                  2007          2006          2005
                               ----------    ----------    ----------
                               (Unaudited)

            Raw materials      $  417,886    $  678,661    $  747,433
            Work in process       204,043        66,270            --
            Finished goods        675,855       525,358       468,313
                               ----------    ----------    ----------
            Totals             $1,297,784    $1,270,289    $1,215,746
                               ==========    ==========    ==========


            At June 30, 2007 (unaudited), December 31, 2006 and 2005, no provision for obsolete inventory was recorded by the Company.

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 4 -    PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following at June 30, 2007 (unaudited), December 31, 2006 and 2005:

                                                                  December 31,
                                               June 30,     -----------------------
                                                 2007          2006          2005
                                              ---------     ---------     ---------
                                             (Unaudited)

            Buildings                         $ 200,478     $ 200,478     $ 200,478
            Plant and machinery                 656,590       655,453       654,788
            Furniture and office equipment       78,691        74,506        71,170
                                              ---------     ---------     ---------
            Total property and equipment        935,759       930,437       926,436
            Less: accumulated depreciation     (714,163)     (694,968)     (620,202)
                                              ---------     ---------     ---------
            Property and equipment, net       $ 221,596     $ 235,469     $ 306,234
                                              =========     =========     =========

            Depreciation expense on property and equipment was $19,195, $74,766, $72,368 and $71,411 for the six months ended June 30, 2007 (unaudited) and for the years ended December 31, 2006, 2005 and 2004, respectively.

NOTE 5 -    STATUTORY COMMON WELFARE FUND AND DIVIDENDS PAYABLE

            As stipulated by the Company Law of the People's Republic of China
            (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) making up cumulative prior years' losses, if any; (ii) allocations to the "statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "statutory common welfare fund" which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and (iv) allocations to the discretionary surplus reserve, if approved in the stockholders' general meeting. The Company has not yet established a reserve for the annual contribution of 5% of net income to the welfare.

            In accordance with the shareholders' general meeting, the Company approved dividends of $4,353,143, $7,024,299, $5,614,457 and
            $3,382,955 during the six months ended June 30, 2007 (unaudited) and the years ended December 31, 2006, 2005 and 2004, respectively. The balance of the dividends were paid in full in the period that they were approved.

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 6 -    COMMITMENTS AND CONTINGENCIES

            Employee Benefits

            The employees of the company in the PRC are members of the state-managed retirement benefit scheme operated by the local government. The Company is required to contribute a fixed percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only obligation of the Company with respect to the retirement scheme is to make the specified contributions. The Company's contribution to the scheme for the six months ended June 30, 2007 (unaudited) and for the years ended December 31, 2006, 2005 and 2004 was $35,009, $187,931, $101,037 and $114,306, respectively.

NOTE 7 -    FINANCIAL INSTRUMENTS

            Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate fair value:

            The carrying amount of cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short-term nature.

NOTE 8 -    RELATED PARTY RECEIVABLE

            The Company occasionally advances funds to the majority shareholder (parent company). These advances are non-interest bearing, short-term in nature, unsecured, and due on demand. The balances due from this related party at June 30, 2007 (unaudited), December 31, 2006 and 2005 were $-0-, $206,053 and $225,353, respectively.

NOTE 9 -    SHORT-TERM LOANS

            During the year ended December 31, 2006, the Company implemented the use of short-term loans from a bank to cover the costs associated with foreign shipments (specifically exports to Japan). These short term loans are secured by the related goods being shipped and bear interest at a variable rate. The loans and any interest are usually paid off within fifteen (15) days. The balance due on these loans was $215,914, $172,654 and $-0- at June 30, 2007 (unaudited),
            December 31, 2006 and 2005, respectively.

NOTE 10 -   OTHER PAYABLES - RELATED PARTY

            During the six months ended June 30, 2007, the Company received loans from a related party. These loans are considered short-term in nature, non-interest bearing and due on demand. The balance owed at June 30, 2007 (unaudited) was $656,582.

                                  JIANGXI XIDA
                   (FORMERLY JIANGXI XI CHEONG LACQUER, INC.)
                        Notes to the Financial Statements
              June 30, 2007 (Unaudited), December 31, 2006 and 2005

NOTE 11 -   MAJOR CUSTOMERS

            For the six months ended June 30, 2007, one customer generated sales in excess of 10% of the Company's total sales. Sales to this customer totaled $1,970,582 or 16% of total revenues. At June 30, 2007, the receivable balance from this customer was $366,744 or 16% of accounts receivable.

            For the year ended December 31, 2006, one customer generated sales in excess of 10% of the Company's total sales. Sales to this customer totaled $3,625,040 or 20% of total revenues. At December 31, 2006, the receivable balance from this customer was $147,270 or 13% of accounts receivable.

                             VELLA PRODUCTIONS, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On September 24, 2007, Vella Products, Inc., (the "Company), entered into a Letter of Agreement and Plan of Merger with Guoxi Holding Limited, a British Virgin Islands corporation., ("GHL"). GHL is the parent company and 100% owner of Jiangxi XiDa, a China Corporation, ("JXD"). Under the Letter of Agreement and Plan of Merger, in exchange for surrendering their shares in GHL, the GHL Shareholders received both stock consideration and cash consideration. The stock consideration consisted of 68,900,000 newly issued shares of the Company's common stock, which were divided proportionally among the GHL Shareholders in accordance with their respective ownership interests in GHL immediately before the completion Merger Transaction. The cash consideration consisted of $14,334,500 in cash, again divided proportionally among the GHL Shareholders in accordance with their respective ownership interests in GHL immediately before the completion Merger Transaction and payable no later than the first anniversary of the Merger Transaction. The obligation to pay the cash consideration is evidenced by interest-free promissory notes between the Company and each of the GHL Shareholders.

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair value, and the results of GHL's operations included in the Company's condensed financial statements from the date of acquisition.

The unaudited pro forma condensed balance sheet shows the effect to the financial position at June 30, 2007 as if the acquisition occurred at January 1, 2007. Such financial position of the Company is not necessarily indicative of the financial position as it may be in the future, or as it may have been had these events been effective January 1, 2007. The unaudited pro forma condensed statement of operations for the year ended December 31, 2006 gives effect to the results of operations as if the acquisition occurred at January 1, 2006. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2007 gives effect to the results of operations as if the acquisition occurred at January 1, 2007.

The pro forma condensed financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company and GHL.

                             VELLA PRODUCTIONS, INC.
                               Unaudted Pro Forma
                      Condensed Consolidated Balance Sheets
                                At June 30, 2007

                                                 Jiangxi XiDa, a
                                             wholly-owned Subsidiary
                                              of Guoxi Holding, Ltd.   Vella Productions, Inc.
                                                As of June 30, 2007      As of July 31, 2007       Adjustments           Pro Forma

ASSETS

Cash and equivalents                                  157,085                    265                    -                 157,350
Accounts receivable, net                             2,251,285                    -                     -                2,251,285
Inventories                                          1,297,784                    -                     -                1,297,784
Property and equipment                                221,596                     -                     -                 221,596
Prepaid expenses                                         -                       244                    -                   244
Investment in Jiangxi XiDa                               -                        -                34,450,000     (1)    33,082,617
                                                                                                   (1,367,383)    (2)

------------------------------------------------------------------------------------------------------------------     -------------
TOTAL ASSETS                                         3,927,750                   509               33,082,617            37,010,876
==================================================================================================================     =============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:

Accounts payable and accrued expenses                1,089,423                  3,321                   -                1,092,744
Short term loans                                      215,914                     -                     -                 215,914
Other payables - related party                        656,582                     -                     -                 656,582
Income taxes payable                                  567,878                     -                     -                 567,878
Unearned revenue                                      30,570                                                               30,570
Notes payable, Zhe Jiang 9D shareholders                 -                        -                14,334,500     (1)    14,334,500

------------------------------------------------------------------------------------------------                       -------------
Total liabilities                                    2,560,367                  3,321                                    16,898,188
------------------------------------------------------------------------------------------------                       -------------

SHAREHOLDERS' EQUITY (DEFICIT):

Common stock                                          784,152                   6,080                689,000      (1)     695,080
                                                                                                    (784,152)     (2)
Paid in capital                                          -                      49,020             33,761,000     (1)    33,810,020
Retained earnings                                     595,051                     -                 (595,051)     (2)        -
Deficit accumulated during the development
stage                                                    -                     (57,912)                                   (57,912)
Dividends                                                -                        -               (14,334,500)    (1)   (14,334,500)
Foreign currency translation                         (11,820)                     -                  11,820       (2)        -

------------------------------------------------------------------------------------------------                       -------------
Total shareholders' equity (deficit)                 1,367,383                 (2,812)                                   20,112,688
------------------------------------------------------------------------------------------------                       -------------

------------------------------------------------------------------------------------------------------------------     -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)                                            3,927,750                   509               33,082,617            37,010,876
==================================================================================================================     =============

                             VELLA PRODUCTIONS, INC.
                               Unaudted Pro Forma
                 Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2006

                                             Jiangxi XiDa, a
                                         wholly-owned Subsidiary
                                          of Guoxi Holding, Ltd.       Vella Productions, Inc.     Adjustments           Pro Forma

                                           For the Year Ending           For the Year Ending
                                            December 31, 2006              January 31, 2007

REVENUES
Sales, net                                      17,718,196                        -                                      17,718,196
                                                    -                                                                        -
------------------------------------------------------------------------------------------------                       -------------
TOTAL REVENUES                                  17,718,196                        -                                      17,718,196
------------------------------------------------------------------------------------------------                       -------------

COST OF SALES
Cost of sales                                   8,864,598                         -                                      8,864,598
                                                    -                                                                        -
------------------------------------------------------------------------------------------------                       -------------
TOTAL COST OF SALES                             8,864,598                         -                                      8,864,598
------------------------------------------------------------------------------------------------                       -------------

GROSS PROFIT                                    8,853,598                         -                                      8,853,598

GENERAL AND ADMINISTRATIVE EXPENSES             (525,080)                      (60,336)                                  (585,416)

------------------------------------------------------------------------------------------------                       -------------
INCOME FROM OPERATIONS                          8,328,518                      (60,336)                                  8,268,182
------------------------------------------------------------------------------------------------                       -------------

OTHER INCOME (EXPENSE):
Other income                                      19,759                          -                                        19,759
                                                    -                             -                                          -
------------------------------------------------------------------------------------------------                       -------------
TOTAL OTHER INCOME, NET                           19,759                          -                                        19,759
------------------------------------------------------------------------------------------------                       -------------

INCOME BEFORE INCOME TAXES                      8,348,277                      (60,336)                                  8,287,941

INCOME TAXES                                    1,379,063                         -                                      1,379,063

------------------------------------------------------------------------------------------------                       -------------
NET INCOME                                      6,969,214                      (60,336)                                  6,908,878
================================================================================================                       =============

OTHER COMPREHENSIVE INCOME
Foreign currency translation                      45,957                          -                                        45,957

------------------------------------------------------------------------------------------------                       -------------
COMPREHENSIVE LOSS                              7,015,171                      (60,336)                                  6,954,835
================================================================================================                       =============

BASIC AND DILUTED LOSS PER SHARE                                                (0.01)                                      0.09

------------------------------------------------------------------------------------------------------------------     -------------
WEIGHTED AVERAGE SHARES OUTSTANDING                                           5,331,739            68,900,000      (1)   74,231,739
==================================================================================================================     =============

                             VELLA PRODUCTIONS, INC.
                               Unaudted Pro Forma
                 Condensed Consolidated Statement of Operations
                         Six Months Ended June 30, 2007

                                             Jiangxi XiDa, a
                                         wholly-owned Subsidiary
                                          of Guoxi Holding, Ltd.       Vella Productions, Inc.     Adjustments           Pro Forma

                                            For the Six Months            For the Six Months
                                           Ending June 30, 2007          Ending July 31, 2007

REVENUES

Sales, net                                      12,462,123                        -                                      12,462,123
                                                    -                                                                        -
------------------------------------------------------------------------------------------------                       -------------
TOTAL REVENUES                                  12,462,123                        -                                      12,462,123
------------------------------------------------------------------------------------------------                       -------------

COST OF SALES

Cost of sales                                   7,227,680                         -                                      7,227,680
                                                    -                                                                        -
------------------------------------------------------------------------------------------------                       -------------
TOTAL COST OF SALES                             7,227,680                         -                                      7,227,680
------------------------------------------------------------------------------------------------                       -------------

GROSS PROFIT                                    5,234,443                         -                                      5,234,443

GENERAL AND ADMINISTRATIVE EXPENSES             (288,048)                      (23,725)                                  (311,773)

------------------------------------------------------------------------------------------------                       -------------
INCOME FROM OPERATIONS                          4,946,395                      (23,725)                                  4,922,670
------------------------------------------------------------------------------------------------                       -------------

OTHER INCOME (EXPENSE):
                                                    -                             -                                          -
Gain on write off of related party
amounts                                             -                           26,613                                     26,613
                                                    -                             -                                          -
------------------------------------------------------------------------------------------------                       -------------
TOTAL OTHER INCOME, NET                             -                           26,613                                     26,613
------------------------------------------------------------------------------------------------                       -------------

INCOME BEFORE INCOME TAXES                      4,946,395                       2,888                                    4,949,283

INCOME TAXES                                     959,392                          -                                       959,392

------------------------------------------------------------------------------------------------                       -------------
NET INCOME                                      3,987,003                       2,888                                    3,989,891
================================================================================================                       =============

OTHER COMPREHENSIVE INCOME
Foreign currency translation                     (37,481)                         -                                       (37,481)

------------------------------------------------------------------------------------------------                       -------------
COMPREHENSIVE LOSS                              3,949,522                       2,888                                    3,952,410
================================================================================================                       =============

BASIC AND DILUTED LOSS PER SHARE                                                 0.00                                       0.05

------------------------------------------------------------------------------------------------------------------     -------------
WEIGHTED AVERAGE SHARES OUTSTANDING                                           5,241,096            68,900,000      (1)   74,141,096
==================================================================================================================     =============

                             VELLA PRODUCTIONS, INC.
                          NOTES TO PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A: The pro forma adjustments to the condensed balance sheet at June 30, 2007 are as follows:

      (1) Reflects the final issuance of the Company's common stock, 68,900,000 shares, and promissory notes in exchange for 100% ownership interest in GHL.
      (2) Reflects the allocation of the equity of GHL to the appropriate accounts of the Company.

The Company is still in the process of evaluating the fair value of the assets acquired and the liabilities assumed in order to make a final determination of the cost in excess of net assets acquired. Accordingly, the purchase accounting information is preliminary and has been made sole for the purpose of developing such pro forma condensed financial information. Based on current information, the preliminary determination of the cost in excess of net assets acquired should not materially differ from the final determination.